Exhibit 99.2

STOCK PURCHASE AGREEMENT

Each of the Purchasers named
on the Signature Pages Herein

Dear Sir/Madams:

MAI Systems Corporation, a Delaware corporation (the “Company”), agrees with (“you” or “Purchaser”) as follows:

1.                                      Purchase and Sale of Shares.

The Company has authorized the issuance of Common Stock of the Company to Purchasers in the aggregate principal amount of $1,000,000.00 (the “Shares”).

2.                                      Sale and Purchase of Shares:  The Closing.

In reliance upon your representations made herein and subject to the terms and conditions set forth herein and in the Offering Documents, the Company hereby agrees to sell to you the Shares as set forth below your name on the signature pages hereof, at a purchase price  per Share equal to $0.10 (the “Purchase Price”).   The purchase price of the Shares is payable in cash on the Closing Date.  The number of Shares to be purchased by each Purchaser is set forth on the respective signature page for such Purchaser.  In reliance upon the representations and warranties of the Company contained herein, and in the Offering Documents, and subject to the terms and conditions set forth herein and therein, you hereby agree to purchase such Shares from the Company.

The sale and purchase of the Shares shall take place on the Closing Date at the offices of the Company at 10:00 a.m. on or before                 , 2004, or such other business day prior to                 , 2004, as may be selected by the Company upon notice to you at least five (5) business days prior thereto (the “Closing Date”).  At the Closing, the Company will deliver to you Shares to be purchased by you (in such permitted denomination or denominations and registered in your name or the name of you (in such permitted denomination or denominations and registered in your name or the name of such nominee or nominees as you may request), dated the Closing Date, against payment of the purchase price therefor by wire transfer of immediately available funds or by federal funds check.

3.                                      Private Offering.

The Offering is being made by the Company on a private placement basis to Accredited Investors only. The Shares to be sold hereunder, until registered with the United States Securities & Exchange Commission under the Securities Act of 1933, as amended, will carry the following restrictive legend:

THE SHARES TO BE ISSUED BY THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.

THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

4.                                      Investment Terms.

A.                                   Stock Purchase.  Purchaser hereby agrees to purchase for that certain number of Shares as set forth opposite Purchaser’s name on the signature page hereto, on the terms and conditions described herein.

B.                                     Delivery of Purchase Price.  Purchaser shall pay the Purchase Price for each Share purchased by delivering funds in U.S. Dollars, or other consideration acceptable to the Company, to the designated depository for Closing by delivery of the Shares versus payment.  Delivery of Shares shall be delivered within ten (10) business days from date of the Company’s acceptance of Purchaser’s Purchase Price.

5.                                      Termination of the Offering.

This Offering will terminate on                              , 2004, unless sooner terminated by the Company.

6.                                      Anticipated Use of Proceeds.

The proceeds from the sale of the Shares will be used for the general working capital of the Company and for other appropriate corporate purposes as determined by management.

ALL FUNDS INVESTED MAY BE USED BY THE COMPANY IMMEDIATELY UPON ACCEPTANCE.

7.                                      Offering and Disclosure Documents.

Purchaser represents and warrants that he/she/it has received copies of the following information relating to the Company.

A.                                   Offering Documents.  This questionnaire and other documents related to the Shares, including, but not limited to, the following:

(i)                                     the Stock Purchase Agreement;

(ii)                                  the Purchaser Questionnaire, which the Purchaser must complete and return to the Company if he/she/it desires to purchase Shares in this Offering.

B.                                     Disclosure Documents.  Purchaser further acknowledges receipt and review of the following documents provided by the Company:

(i)  Financial Statements for period ending December 31, 2003, March 31, 2003, June 30, 2003 and September 30, 2003;

(ii) Website Contents;

(iii) All documents filed by the Company at www.sec.gov.

8.                                      Representations and Warranties of the Company.

The Company warrants and represents to Purchaser that:

A.                                   Organization and Authority.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the corporate power and authority to carry on its business as now being conducted.  In addition, the Company and its subsidiaries are duly qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the business of the Company, taken as a whole.  The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of the Company to the extent, if any, that such authorizations are necessary.  This Agreement has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company.

B.                                     Ability To Carry out Agreement.  To the best of the Company’s knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Company is a party or to which the Company is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on the business of the Company, as a whole, or on the enforceability or validity of this Agreement.  No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, deliver, and performance by the Company of this Agreement.

C.                                     Capitalization of the Company.   The authorized capital stock of the Company consists of 24,000,000 shares of Common Stock, $01 par value per share and 1,000,000

shares of Preferred Stock, of which                             shares of common stock were issued and outstanding as of                  , 2004 and no shares of Preferred Stock were outstanding as of this date.  All such issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are full paid and non-assessable.

D.                                    Financial Information. The Company has provided, pursuant to Section 7.A above, copies of its financial statements.  This financial information is collectively referred to herein as the “Company Financials.”  This information represents fairly the assets and financial condition of the Company.  Except as set forth in the Company Financials, for obligations on the part of the Company, there exists no default under the provisions of any instrument or agreement.

E.                                      Directors and Officers.  The Company’s disclosure documents at www.sec.gov accurately set forth the names and titles of the persons serving as directors and officers of the Company and each of its subsidiaries.

F.                                      Approvals.  Except as otherwise provided in this Agreement, to the Company’s best knowledge and belief, no authorization, consent, or approval of, or registration or filing with, any government authority or any other person is required to be obtained or made by the Company or any of its subsidiaries in connection with the execution, deliver, or performance of this Agreement.

G.                                     Reporting Company Status.  The Company is a reporting issuer.

9.                                       Representations and Warranties of Purchaser.

Purchaser hereby represents and warrants to the Company as follows:

A.                                   Financial Qualifications.  He/she/it or any fiduciary account for which he/she/it is purchasing, has a net worth (inclusive of homes(s) valued at cost, but exclusive of home furnishings and automobiles) in excess of $1,000,000 or at the time of the purchase has an individual income which exceeds $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

B.                                     Investment Intent.  Each Share is being acquired for long-term investment only and for Purchaser’s own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of the Shares.

C.                                     Relationship with Company.  Purchaser has either a pre-existing business or personal relationship with the Company or with an officer or director of the Company; or such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares or, together with any Purchaser Representative being utilized, has such knowledge and experience.

D.                                    Enterprise Risk.  Purchaser acknowledges that the purchase of the Shares involves a high degrees of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of his/its/her investment.

E.                                      Private Offering.  Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities rules and regulations and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein or order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

F.                                      Purchase For Own Account.  Purchaser is not an underwriter of, or dealer in, the Shares and Purchaser is not acting as such or participating, pursuant to a contractual agreement, in the distribution of the Shares.

G.                                     Purchaser’s Representatives.  If Purchaser is purchasing the Shares purchased for hereby in a representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Purchaser is so purchasing.

H.                                    Independent Investigation:  Access.  Purchaser acknowledges that in making the decision to purchase the Shares purchased for, he/she/it has relied upon independent investigations made by him/her/it and his/her/its representatives, if any, and Purchaser and such representatives, if any, prior to any sale, have given Purchaser the opportunity to ask questions of and to receive answers from the Company, or any person acting on their behalf concerning the terms and conditions of this Offering.  Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares which have been requested.

I.                                         No Government Recommendations or Approval.  Purchaser understands that no U.S. federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Shares, or has passes or made, or will pass on or make, any recommendation or endorsement of the Shares.

J.                                        Entity Purchases.  If Purchaser is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

(i)                                     he, she or it has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement; and

(ii)                                  he, she or it is duly authorized to make this investment and to enter into and execute this Subscription Agreement on behalf of such entity.

K.                                    For Foreign Purchasers:

(i)                                     Purchaser is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Regulation S);

(ii)                                  Purchaser was outside the U.S. and is outside of the U.S. as of the date of the execution and delivery of the Agreement;

(iii)                               Purchaser is purchasing the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a Purchaser or subsequent purchaser in the U.S;

(iv)                              Purchaser acknowledges that in the view of the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act.  Purchaser is acquiring the Shares for investment purposes and has no present intention to sell the Shares in the U.S. or to a U.S. person; and

(v)                                 Purchaser is not a distributor participating in the offering of the Shares, and hereby agrees that all subsequent offers and sales of the Shares prior to the expiration of a period commencing on the date of the closing of the offering of Share sand ending 40 days thereafter (the “Restricted Period”) shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of Shares under the Act or pursuant to an exemption from registration.

L.                                      Representations True and Correct.  The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by the Company of Purchaser’s subscription, and shall survive thereafter.  If Purchaser has knowledge, prior to the acceptance of this Agreement by the Company, that any such representations and warranties shall not be true and accurate in any respect, Purchaser, prior to such acceptance, will give written notice of such fact to the Company specifying which representation and warranties are not true and accurate and the reasons thereof.

M.                                 Investment Suitability.  The Purchaser represents that an investment in the Shares are a suitable investment for the Purchaser, taking into consideration the restrictions on transferability affecting the Shares.

N.                                    Lack of Liquidity.  The Purchaser understands that the Shares are and will be when acquired “restricted securities” within the meaning of Rule 144 of the General Rules and Regulations under the Act and applicable state statutes.  The Purchaser consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Shares and acknowledges that the Company will cause its transfer records to note such restrictions.

11.                               Delayed Registration and Private Placement.

Purchaser understand and agrees that:

A.                                   No Liquidity until Registration Occurs.  Purchaser may not sell the Shares until the Shares are registered under the Act and any applicable state securities law or unless an exemption from such registration requirements is available.

B.                                     Future Resale.  Purchaser will not sell the Shares without registrations under the Act and any applicable state securities laws, unless exemptions from such registration requirements are available.

C.                                     Representations Correct.  The Purchaser recognizes that the sale of the Shares will be based upon Purchasers representations and warranties set forth hereinabove and the statements made by Purchaser herein.

D.                                    Completion of Offering Documents.  Purchaser understands that the Offering Documents included herewith are incorporated herein, and Purchaser represents that he/she/it has or will prior to the Closing Date complete the documents as necessary and deliver same to the Company.

12.                               Conditions Precedent to the Company’s Obligation to Sell Shares.

Purchaser understands that the Company’s obligation to sell and issue the Shares are conditioned upon:

A.                                   Acceptance of Consideration.  The receipt and acceptance by the Company of this Agreement, properly executed, and the acceptance by the Company of the Purchase Price in good funds, or other consideration acceptable to Company.

B.                                     Acceptance of Purchaser’s Background.  The receipt and acceptance by the Company of background information on Purchaser.

C.                                     Increase in Authorized shares of Company Common Stock.  The Company will amend its Certificate of Incorporation to increase its number of authorized shares of common stock from 24,000,000 to 99,000,000.

13.                               Definitions.

For the purpose of this Agreement, the capitalized terms contained herein shall have the following meanings:

A.                                   “Accredited Investor” for the purpose of this Agreement shall mean any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

(i)                                     any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(48) of that Act; any investment company registered under the Investment Company Act of 1940 or business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment act of 1958; any plan established and maintained by a State, its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars (US$5,000,000); any employee benefit plan within the meaning of the employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 2(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, of if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)                                  any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii)                               any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(iv)                              any director, executive officer, or general partner of the Company of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that Company;

(v)                                 any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceed One Millon Dollars (US$1,000,000);

(vi)                              any natural person who had an individual income in excess of Two Hundred Thousand Dollars (US$200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand Dollars (US$300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii)                           any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(viii)                        any entity in which all of the equity owners are accredited investors.

B.                                     “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.  The term “control” means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through he ownership of voting securities, by contract, or otherwise.

C.                                     “Directed Selling Efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, condition the market in the U.S. for the public resale of securities.  Such activity includes the placement of an advertisement in a publication with a general circulation in the U.S. that refers to the offering of securities.

Notwithstanding the foregoing, certain other activities may be deemed “directed selling efforts” as set forth in Rule 902(b) of Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the “Act”).

D.                                    “Distributor” means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities.

E.                                      “Offshore Transaction” means an offer or sale of securities made under the following circumstances:

(i)                                     The offer is not made to a person in the U.S.; and

(ii)                                  Either:

(a)               At the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States; or

(b)              The transaction was executed in, on or through the facilities of a designated offshore securities market (as defined in paragraph (a) of the Rule 902 or Rule 904 of Regulation S of the Act, and neither the seller nor any person acting on its behalf knew that the transaction was prearranged with a buyer in the United States.

Notwithstanding the foregoing, certain transactions may or may not be deemed to involve an “offshore transaction” as set forth in paragraphs (2) and (3) of Rule 902(g) or Rule 904 or Regulation S of the Act.

F.                                      “Reporting Issuer” means a United States corporation other than an investment company registered or required to register under the U. S. Investment Company Act of 1940 that:

(i)                                     has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or is required to file reports pursuant to Section 15(d) of the Exchange Act; and

(ii)                                  has filed all the material required to file pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer of sale of securities made in reliance upon Regulation S of the Act (or such shorter period that the issuer was required to file such material).

G.                                     “Share” means the common stock of the Company.

H.                                    “U.S” means the United States of America.

I.                                         “U.S. Person” means:

(i)                                     any natural person resident in the U.S.;

(ii)                                  any partnership or corporation organized or incorporated under the laws of the United States;

(iii)                               any estate of which any executor or administrator is a U.S. person;

(iv)                              ny trust of which any trustee is a U.S. person;

(v)                                 any agency or branch of a foreign entity located in the U.S.;

(vi)                              any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)                           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual resident in the U.S.; and

(viii)                        any partnership or corporation if:  (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) or Regulation D promulgated pursuant to the Act) who are not natural persons, estates or trusts.

14.                               Miscellaneous.

A.                                   Authority.  The persons executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

B.                                     Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

If to the Company:	MAI Systems Corporation
Attn: CFO
26110 Enterprise Way, Suite 200
Lake Forest, CA 92630
Facsimile:

With a Copy to:
Attn:
Facsimile:

To the Purchaser:	As their names and addresses appear on the signatures page(s) hereto.

or to any other address which may hereafter be designated by either party by notice given in such manner.  All notices shall be deemed to have been given as of the date of receipt.

C.                                     Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

D.                                    Severability.  If a court of competent jurisdiction determines that any clause or provision of this  Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

E.                                      Assignment.  Neither party may assign this Agreement without the express written consent of the other party; provided, however, that any such Assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on the heirs, executors, administrators and successors of the assignor.

F.                                      Proper Law.  Notwithstanding that this Agreement may be performable outside of the United States, this Agreement shall be governed by the laws of the United States and the State of Delaware.

G.                                     Attorneys’ Fees.  If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorneys’ fees (including costs for appeals and collection) and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

H.                                    No Third Party Beneficiary.  Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, or their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

I.                                         Counterparts.  It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

J.                                        Further Assurances.  At any time, and from time to time after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

K.                                    Broker’s or Finder’s Fee.  Purchaser and the Company warrant that neither has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees or commissions relating to this Agreement for which the other shall have responsibility.  Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

L.                                      Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and maybe enforced concurrently herewith, and no wavier by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing.  At any time prior to the Effective Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

M.                                 Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

N.                                    Schedules:  Knowledge.  Each party is presumed to have knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.  Whenever any negative representation is made to the “knowledge” of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

O.                                    Public Disclosure.  The Company covenants that it will take all reasonable actions necessary keep Purchaser’s identity confidential, and will no disclose Purchaser’s identity as an investor in any public announcement, governmental filing or otherwise without Purchaser’s prior written consent, unless such disclosure is required by law or compelled by order of a court of competent jurisdiction, in which case prior to making such disclosure, the Company or the Agent will give written notice to Purchaser describing all reasonable detail, the proposed content of such disclosure and will afford Purchaser in good faith an opportunity to suggest modifications in the form and substance of such proposed disclosure.

P.                                      Facsimile Transmission.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electron transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

MAI SYSTEMS CORPORATION,

a Delaware corporation

By:

Name:

Title:

PURCHASER SIGNATURE PAGE

I have included my check in the amount of $                               payable to MAI Systems Corporation, in payment of my subscription of                                Shares at the purchase price of $0.15 per Share.

Subject to acceptance by the Company, the undersigned, as Purchaser, has completed this Agreement to evidence his/her/its subscription to purchase the Shares as set forth above.

Purchaser: HIS Holdings, LLC

Name (please print)	Signature

Tax I.D. or Social Security Number

Name(s) in which the Shares are to be recorded:	Address:

Type of Ownership (check one):

☐                                    Individual

☐                                    Tenants in Common

☐                                    Joint Tenants with right of survivorship

☐                                    Corporate

☐                                    Partnership

☐                                    Trust

☐                                    Other

Sworn to before this              day of                         , 2004.

WITNESS my hand and official seal.

[SEAL]

Notary Public

My Commission Expires:

Subscription accepted: , 2004.